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                                                                    EXHIBIT 32.2

                                  CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), John LaBoskey, the Chief Financial Officer of BEI Technologies, Inc. (the "Company") hereby certifies that, to the best of his knowledge:

         1. The Company's Quarterly Report on Form 10-Q for the period ended April 3, 2004, to which this Certification is attached as Exhibit 32.2 (the "Quarterly Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

Dated: May 12, 2004

/s/ John LaBoskey
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John LaBoskey
Chief Financial Officer